UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AUDIBLE, INC.
(Name of Registrant as Specified in Charter)

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AUDIBLE, INC.

65 Willowbrook Boulevard

Wayne, New Jersey 07470-7056

(973) 837-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2006

The annual meeting of stockholders of Audible, Inc. (the “company”), a Delaware corporation, will be held on June 16, 2006, at 10:00 a.m., local time, at the offices of the company, 65 Willowbrook Boulevard, Wayne, New Jersey 07470, for the following purposes:

1.	To elect two directors to serve until the 2009 annual meeting of stockholders and until their successors are elected and duly qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on April 26, 2006 as the record date for the determination of the stockholders entitled to notice of, and to vote at the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

We cordially invite all stockholders to attend the annual meeting in person. However, regardless of whether you plan to attend the annual meeting in person, we urge you to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if you mail the proxy in the United States. Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.

                By Order of the Board of Directors,

                /s/ Nancy A. Spangler
               Nancy A. Spangler
                  Secretary

Wayne, New Jersey
April 27, 2006

AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, New Jersey 07470-7056
(973) 837-2700

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 5, 2006.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares if our records show that you owned shares of our common stock as of April 26, 2006. On that date, a total of 24,518,482 shares of common stock were outstanding and entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held by such stockholder. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they determine, in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name“?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What does it mean if I get more than one proxy card?

It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

How are votes counted?

We will hold the annual meeting if there is a quorum. In order to have a quorum, the holders of a majority of our issued and outstanding shares of common stock must either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will he counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker non-votes”), the nominee can vote them as it sees fit, but only on matters that are determined to be routine (and on which such brokers are permitted to vote under the rules applicable to them) and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such solicitation.

ANNUAL REPORT

Our annual report on Form 10-K to stockholders for the fiscal year ended December 31, 2005 is included in the mailing of this Proxy Statement. We refer you to this report for financial and other information about the company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AUDIBLE, INC., 65 WILLOWBROOK BOULEVARD, WAYNE, NJ 07470-7056, ATTENTION: CHIEF FINANCIAL OFFICER.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. The number of directors is determined from time to time by the Board of Directors and is currently fixed at nine members. Generally, a single class of directors is elected each year at the annual meeting. Each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

Two directors are to be elected at this annual meeting to serve until the 2009 annual meeting of stockholders and until their successors are elected and duly qualified. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or the size of the Board of Directors may be reduced in accordance with our by laws. The Board of Directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected for a Term Ending 2009

Gary L. Ginsberg, age 43, has been a director since April 2001. Since January 1999, Mr. Ginsberg has been serving as Executive Vice President of Investor Relations and Corporate Communications of News Corporation, and as a member of the Executive Management Committee since June 2000. Prior to joining News Corporation, Mr. Ginsberg served as Managing Director at the New York based strategic consulting firm of Clark & Weinstock from November 1996 until December 1998. Mr. Ginsberg also served as Senior Editor and Counsel of George Magazine from March 1995 until November 1996.

Johannes Mohn, age 56, has been a director since April 2001. Since June 2001, Mr. Mohn has been serving as Executive Vice President of Media Technology at Bertelsmann A.G. From December 1998 to May 2001, Mr. Mohn served as Vice President of Media Technology at Direct Group, Bertelsmann A.G. From May 1995 to November 1998, Mr. Mohn served as Managing Director of Bertelsmann Kalendar GmbH, a subsidiary of Bertelsmann A.G. and also served as Managing Director of Mohndruck Kalendar und Promotion Verlag GmbH, a subsidiary of Bertelsmann A.G., and Dohse & Broelemann GmbH.

Continuing Directors Whose Terms Expire in 2007

Alan J. Patricof, age 71, has been a director since August 2003.  Mr. Patricof is the founder and Managing Director of Greycroft LLC.  Prior to founding Greycroft LLC in March 2006, he was chairman and co-founder of Apax Partners-formerly Patricof & Co. Ventures, the company he founded in 1969. He currently serves on the boards of:  Johnny Rockets, Upoc Networks, Inc, Handmark, Inc., The Newsmarket, VoodooVox and Boston Properties, Inc. He also serves on the Board of Overseers of Columbia Business School, the Trickle Up Program, NFTE (National Foundation for Teaching Entrepreneurship), TechnoServe and Endeavor Inc.

Oren Zeev, age 41, has been a director since August 1, 2003. Mr. Zeev is a partner at Apax Partners, L.P., and co-heads the Tech & Telecom Group in the U.S. He has extensive experience investing in areas such as digital media and consumer driven electronics. Prior to joining Apax Partners in 1995, Mr. Zeev was a research staff member at the IBM Israel Science and Technology Center. Mr. Zeev also serves on the Board of Directors of Mobixell Networks, Tranera Communications, Inc., and Pictage, Inc.

Continuing Directors Whose Terms Expire in 2008

Donald R. Katz, age 54, has been the Chairman of the Board of Directors since April 1999, and a director since co-founding Audible, Inc. in November 1995. Since July 2001, Mr. Katz has been serving as our Chief Executive Officer. From October 1999 to February 2000 and from November 1995 to March 1998, Mr. Katz served as our President and Chief Executive Officer. Prior to co-founding Audible, Inc., Mr. Katz was an author, business journalist and media consultant for over twenty years.

Richard Sarnoff, age 47, has been a director since March 2001. Mr. Sarnoff has served as President of Random House Ventures since March 2000, and as President of Random House Corporate Development Group since June 2000. In 2002, Mr. Sarnoff became a member of the Supervisory Board of Bertelsmann AG, the parent company of Random House, Inc. From 1998 to 2000, Mr. Sarnoff served as Executive Vice President and Chief Financial Officer of Random House after having served in the same capacity at Bantam Doubleday Dell, Inc. from 1996 to 1998. Prior to 1998, Mr. Sarnoff served Bantam Doubleday Dell (predecessor to Random House), in various management positions, including Senior Vice President of Diversified Publishing and New Media, Vice President of Strategic Planning, Director of Marketing for the Bantam Publishing Division, and Director of Planning for the Sales and Marketing Division. Mr. Sarnoff currently also serves on the Board of Directors of The Princeton Review, Inc. (Nasdaq: REVU), Ebrary, Inc., Xlibris, Inc., and Classic Media, Inc.

William H. Washecka, age 58, joined our Board on June 28, 2004. Mr. Washecka has served as Chief Financial Officer of Prestwick Pharmaceuticals since November 2004. From June 2001 to August 2002, he was Executive Vice President and Chief Financial Officer of USinternetworking, Inc. While serving in this capacity, Mr. Washecka led USinternetworking through a restructuring under a Chapter 11 bankruptcy proceeding. Prior to that time, from 1972, Mr. Washecka was employed by Ernst & Young LLP where he was promoted to partner in 1986. Mr. Washecka is a certified public accountant. Mr. Washecka is also a director of Online Resources Corporation, a Nasdaq-listed outsourcer of online banking and payment services.

Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Required Vote

Election of directors will be by a plurality of the votes of the shares of stock entitled to vote on the election of directors. Accordingly, the nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors. If you do not vote for a nominee, or if you indicate “withholding authority” on your proxy card, your vote will not count either for or against the nominee. Also, if your broker does not vote on this proposal it will have no effect on the election.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board of Directors met eight times during 2005. The Board of Directors also regularly holds executive sessions of the independent directors. Each director attended at least 75% of: (1) the total number of meetings of our Board of Directors, and (2) the total number of meetings held by all committees of the Board of Directors on which such director served. We expect two of our directors to attend the annual meeting. Last year, two of our Board members attended the annual meeting.

Audit Committee. The members of our Audit Committee are Gary L. Ginsberg, William Washecka and Richard Sarnoff. Our Board of Directors has determined that each member of the Audit Committee is an “independent director” under the rules of the Nasdaq Stock Market and that each member satisfies the financial literacy requirements of the Nasdaq Stock Market. Our Board of Directors has determined that Mr. Washecka qualifies as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Washecka serves as the chairman of the committee. The audit committee met seven times during 2005.

The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and our Board of Directors, engages the independent registered public accounting firm to audit our financial statements, discusses the scope and results of the audit with the independent registered public accounting firm, and reviews with our management and the independent registered public accounting firm our interim and year-end operating results. In addition, the Audit Committee considers the adequacy of internal controls over financial reporting and oversees management’s assessment of the effectiveness of these controls.

The charter of the Audit Committee is attached as Exhibit A and is available on the corporate governance section of our Web site, www.audible.com.

Compensation Committee. The members of the Compensation Committee are Gary L. Ginsberg and Oren Zeev. Our Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the rules of the Nasdaq Stock Market. The Compensation Committee met one time during 2005. The Compensation Committee reviews and recommends the compensation arrangements for our executive officers and administers our stock compensation plans.

Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was an officer or an employee of the company at any time during 2005.

Nominating Committee. Our Nominating Committee was established for the purpose of assisting the Board of Directors in its selection of nominees for election to the Board at annual meetings of the stockholders and to fill any vacancies or newly created directorships. The Nominating Committee is currently composed of Richard Sarnoff, William Washecka and Alan J. Patricof. Our Board has determined that each member of the Nominating and Governance Committee is an “independent director” under the rules of the Nasdaq Stock Market. The Nominating Committee was established by the Board of Directors in February 2006 and has met one time in 2006 to approve the nominees for election as directors at the annual meeting of stockholders.

Stockholder Nominations. The Nominating Committee reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intention to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals.”

Director Qualifications. Members of our Board of Directors must have personal and professional integrity, demonstrate exceptional ability and judgment and shall be effective, in conjunction with other nominees and directors, collectively, in serving our and our stockholders' long-term interests. The Nominating Committee may also consider such other factors as are in our and our stockholders' best interests.

Identifying Nominees. The Nominating Committee identifies nominees by first identifying the desired skill and experience of a new nominee based on the qualifications discussed above. The Nominating Committee will solicit ideas for possible candidates from members of the Board, senior executives, individuals personally known to members of the Board of Directors, third party search firms and prospective candidates recommended by our stockholders.

Board Compensation. Other than for service on the Audit Committee, our directors do not receive cash compensation for serving as directors. Directors who are not currently employees are eligible to receive grants of stock options under our 1999 Stock Incentive Plan. We did not grant options to any non-employee directors during 2005.

The Chairman of the Audit Committee receives an annual retainer of $25,000 per year and each of the other members of the Audit Committee receives an annual retainer of $15,000 per year. All retainer amounts are paid quarterly.

Communications with the Board. Our Board of Directors maintains a process for stockholders to communicate with the Board or individual directors as follows: Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our corporate secretary, Nancy A. Spangler, c/o DLA Piper Rudnick Gray Cary US LLP, 1775 Wiehle Avenue, Suite 400, Reston, Virginia 20190. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of our shares that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Code of Ethics and Business Conduct. Our Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the corporate governance section of our Web site, www.audible.com. We require all of our officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place.

EXECUTIVE OFFICERS OF THE COMPANY
Name	Age	Position with the Company
Donald R Katz	54	Chairman and Chief Executive Officer
Andrew P. Kaplan	52	Director (term expiring at the 2006 Annual Meeting of Stockholders), Executive Vice President and Chief Financial Officer
Glenn M. Rogers	56	Chief Operating Officer

Donald R. Katz, age 54, has been the Chairman of the Board of Directors since April 1999, and a director since co-founding the Company in November 1995. Since July 2001, Mr. Katz has been serving as our Chief Executive Officer. From October 1999 to February 2000 and from November 1995 to March 1998, Mr. Katz served as our President and Chief Executive Officer. Prior to co-founding the company, Mr. Katz was an author, business journalist and media consultant for over twenty years.

Andrew P. Kaplan, age 52, has been a director since February 2002. Mr. Kaplan has been our Executive Vice President and Chief Financial Officer since June 1999. Mr. Kaplan notified our Board of Directors that he will transition to a new leadership role within the Company, focusing on our growing international businesses. Mr. Kaplan will remain in his current capacity while the Board conducts a search for a successor. Mr. Kaplan will not stand for re-election to the Board when his term expires at the company’s 2006 Annual Meeting of Stockholders. From June 1997 to May 1999, Mr. Kaplan served as Chief Financial Officer of Thomson Corporation Publishing International, a division of The Thomson Corporation. From September 1995 to May 1997, Mr. Kaplan served as Senior Vice President and Chief Financial Officer of Vertis, Inc., an advertising services company. From March 1989 to August 1995, Mr. Kaplan served as Vice President and Chief Financial Officer of Time Life, a division of Time Warner Inc.

Glenn M. Rogers, age 56, joined Audible in June 2005, as the Chief Operating Officer. Prior to joining Audible, Mr. Rogers was the Managing Director of Silverback Group, LLC, a management consulting company he founded in January 2003.  Mr. Rogers completed a thirty-year career at Public Service Enterprise Group (PSEG) in April 2002 to pursue his entrepreneurial interests.   He retired from PSEG as the Vice President of Information Technology. Prior to leading PSEG’s Information Technology function, Mr. Rogers directed the financial planning, budgeting, and business strategy functions for PSEG.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the compensation paid by us during the last three years ending December 31, 2005, to our chief executive officer and the other most highly compensated executive officers, other than our chief executive officer, whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Awards ($)	Number of Securities Underlying Option/SARs (#)	LTIP Payments ($)	All Other Compensation ($)
Donald R. Katz	2005	250,000	—		—	1,335,000	100,000	—	—
Chief Executive Officer and Chairman, Board of Directors	2004 2003	190,000 190,000	— 200,000	(1)	— —	— —	— 269,500	— —	— —
Andrew P. Kaplan	2005	212,800	—		—	173,700	—	—	—
Executive Vice President and Chief Financial Officer	2004 2003	190,000 190,000	— 200,000	(1)	— —	— —	— 141,166	— —	— —
Glenn M. Rogers	2005	225,000	—		—	437,000	50,000	—	—
Chief Operating Officer	2004 2003	— —	— —		— —	— —	— —	— —	— —

(1) This bonus was paid pursuant to a plan put into place in 2000, providing that if Audible was successful in the future in raising an additional $15 million in equity, an incentive payment would be earned. In a series of three rounds of financing beginning in 2001 and ending in August 2003, a total of $19.5 million was raised, thus triggering the incentive payment.

       Options Granted in 2005

The following table provides the specified information concerning options granted to our Named Executive Officers for the fiscal year ended December 31, 2005.

Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Donald R. Katz	100,000	26%	$15.85	6/10/2015	$2,581,798	$4,111,082

Andrew P. Kaplan	—	—	—	—	—	—

Glenn M. Rogers	50,000	13%	$15.99	6/13/2015	$1,302,301	$2,073,697

Option Exercises in 2005 and Year-End Values Table
The following table provides information concerning option exercises in 2005 and unexercised options held as of December 31, 2005, by our Named Executive Officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Donald R. Katz	--	--	453,932	215,566	$4,508,282	$1,172,976

Andrew P. Kaplan	--	---	258,296	60,534	$1,227,600	$614,409

Glenn M. Rogers	--	--	6,000	44,000	--	--

    (1) Represents shares of common stock issuable in connection with such equity compensation plans.

EMPLOYMENT ARRANGEMENTS

We have not entered into formal employment agreements with any of our Named Executive Officers. Our employment arrangements with our Named Executive Officers, which are embodied in enforceable offer letters, provide for a base salary, which may be increased by our Board of Directors, and bonus.

Donald R. Katz. Mr. Katz’s employment arrangement provides him with an annual base salary of $250,000. Mr. Katz was entitled, under our Management Incentive Plan, to a one-time bonus of $200,000 if our Company was sold or obtained additional funding in an amount of $15 million or more. This bonus was paid during 2003 as a result of a preferred stock financing. In the event that Mr. Katz is terminated without cause or he terminates his employment for good reason, he will receive nine month’s severance as well as health benefits for 18 months.

Andrew P. Kaplan. Mr. Kaplan's employment arrangement provides him with an annual base salary of $212,800. Mr. Kaplan was entitled, under our Management Incentive Plan, to a one-time bonus of $200,000 if our Company was sold or obtained additional funding in an amount of $15 million or more. This bonus was paid during 2003 as a result of a preferred stock financing. Mr. Kaplan is entitled to six-month’s severance if we terminate his employment. We also provide him access to a corporate apartment.

Glenn M. Rogers. Mr. Rogers was hired as our Chief Operating Officer in June 2005. Mr. Rogers’ employment arrangement for 2005 provided for an annual base salary of $225,000. Beginning in 2006, Mr. Rogers may earn an annual bonus of up to 30% of his salary, based upon meeting certain objectives. Upon his hiring, Mr. Rogers received an option to purchase 50,000 shares of our common stock at an exercise price of $15.99 per share. This option vested as to 6,000 shares on December 13, 2005 and vests as to an additional 1,000 shares on a monthly basis thereafter. This option expires on June 13, 2015. Mr. Rogers also received 25,000 shares of restricted stock units. These shares cease to be restricted shares on June 13, 2008. Mr. Rogers is scheduled to receive an additional grant of 10,000 shares of restricted stock units each year for the next five years on the anniversary date of his hiring.

We require all our employees to sign agreements that prohibit the disclosure of our confidential or proprietary information. Each of these employees also has agreed to non-competition and non-solicitation provisions that will be in effect during his employment and for one year thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (1)
Equity compensation plans approved by security holders	2,629,809	$ 8.13	1,496,062
Equity compensation plans not approved by security holders	—	—	—
Total	2,629,809	$ 8.13	1,496,062

    (1) Represents shares of common stock issuable in connection with such equity compensation plans.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
For the Year Ended December 31, 2005

We constitute the Compensation Committee of the Board of Directors of Audible, Inc. We are all independent, non-employee directors and none of us has ever been an officer or employee of Audible. We are responsible for the design, administration, and oversight of the compensation and benefits programs for Audible, including establishing the compensation of the Chief Executive Officer. We also serve as the committee authorized to grant options and other equity-based awards under the company’s 1999 Stock Incentive Plan. We met one time separately from the Board of Directors during 2005.

The goals of Audible’s compensation program are to align compensation with business objectives, performance and stockholder interests, and to enable Audible to attract and reward talented employees who contribute to the success of the business and the enhancement of long-term shareholder value. To meet these goals, we have created a compensation package that comprises base salary, cash bonus for some employees, and equity-based incentives for all employees. We then adjust the mix of these compensation components from year to year according to Audible’s performance and the employee’s individual contribution. Audible uses various national and local compensation surveys to develop its compensation strategy and plans. We also refer to these surveys for executive compensation purposes.

A number of factors impact Audible’s employee compensation philosophy, including the company’s stage of growth, competitive environment, business complexity and market opportunity. To that extent, we believe Audible continues to operate in a high growth/high opportunity environment that is subject to rapid change, high-complexity and risk, and to continue Audible’s record of success in this challenging environment, we believe that its compensation practices must remain competitive with practices of peer group companies with similar growth rates and opportunities. In particular, we believe Audible must maintain its ability to compete with other larger and high growth companies for the entrepreneurial, highly-motivated and innovative employees considered essential to long-term growth.

BASE SALARY. Executive base salary is adjusted periodically based on financial results and performance on developmental objectives that we believe are critical to the company’s long-term progress. These objectives include progress on the company’s current business plan’s objectives and staff development.

BONUS. We annually determine whether to pay bonuses and approve executive bonuses based upon the achievement of earnings and performance objectives that, we believe, are critical to the company’s long-term progress and success. Bonuses are payable to officers, managers, and key employees based upon the recommendation of the Chief Executive Officer. We approve the bonuses for each of the executive officers. During 2005, the company did not pay a bonus to either of Mr. Katz, Mr. Kaplan, or Mr. Rogers.

RETIREMENT. The company maintains a 401(k) plan for its employees, including executive officers. In 2005, the company provided a matching contribution up to the first two percentage points of the employee’s salary that they contribute to their 401(k) plan.

STOCK AWARDS. Participants in the company’s 1999 Stock Incentive Plan include directors, executive officers, and employees. Awards, historically in the form of stock options or restricted stock units, are granted to new employees on their hiring date based on the recommendation of the company’s officers to us and subject to our approval. In addition, the company’s officers periodically recommend to us, for our approval, stock awards to employees based on merit. Options outstanding under current plans fully vest in a period of up to 50-months and expire in ten years. The Compensation Committee granted options to Mr. Katz and Mr. Rogers during 2005.

Audible’s stockholders approved an amendment to its 1999 Stock Incentive Plan in 2005. We feel it important to discuss the important role this plan plays in the success of the company and its stockholders.

We believe Audible’s 1999 Stock Incentive Plan is an important component of the company’s compensation program and is critical to remaining competitive. Audible grants options and/or restricted stock units to all of its employees. We believe that this broad-based program is key to aligning the interests of employees with the long-term interests of stockholders and also provides a total compensation opportunity commensurate with individual and company performance. It also enables Audible to attract, motivate, and retain high-caliber employees to the ultimate benefit of shareholders. This is especially important today as Audible looks to hire employees over the next several years in line with its expectations for revenue and profit growth.

Today, Audible employs people of great talent, ethics and integrity. We believe that preserving the use of employee stock options and restricted stock units are critical elements of total compensation that will allow the company to retain and motivate these employees, as well as attract additional entrepreneurial leaders essential to the company’s and its stockholders’ long-term success.

CHIEF EXECUTIVE COMPENSATION. The 2005 compensation of Donald R. Katz, Audible’s CEO and founder, is shown in the summary compensation table included in our proxy statement. In determining compensation for Mr. Katz, we reviewed how chief executive officers of companies in the same industry as Audible’s are compensated.

TAX EFFECTS. Section 162(m) of the Internal Revenue Code of 1986 generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers, excluding “performance-based” compensation. Through December 31, 2005, this provision has not limited Audible’s ability to deduct executive compensation. Nevertheless, although we consider the net cost to Audible in making compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will be fully deductible.

GENERAL. We believe that linking executive compensation to individual accomplishments as well as corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As strategic and performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. We believe that compensation during fiscal year 2005 adequately reflects our compensation goals and policies.

Gary L. Ginsberg Oren Zeev
April 27, 2006

AUDIT COMMITTEE REPORT ON
AUDITED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005

The Audit Committee of the Board of Directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, William Washecka and Richard Sarnoff. The Audit Committee met seven times during 2005.

We operate under the written charter adopted by the Board of Directors attached hereto as Exhibit A, and are responsible for overseeing Audible’s financial reporting processes on behalf of the Board of Directors. Each year, we recommend to the Board of Directors, subject to stockholder ratification, the selection of Audible’s independent registered public accounting firm.

Management is responsible for preparing the company’s financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting. The independent registered public accounting firm is responsible for performing an audit of the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports on the results of their audit. In this context, we have met and held discussions with management and KPMG LLP, the company’s independent registered public accounting firm. Management represented to us that the company’s financial statements were prepared in accordance with United States generally accepted accounting principles, and we have reviewed and discussed the financial statements with management and the independent registered public accounting firm.

We discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the company’s accounting principles as applied to financial reporting.

KPMG LLP also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG LLP that firm’s independence. We further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors’ independence.

Based on our discussion with management and the independent registered public accounting firm and our review of the representation of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. We and the Board of Directors have also recommended the selection of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2006 subject to stockholder ratification.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

Gary L. Ginsberg William Washecka Richard Sarnoff
April 27, 2006

PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2006 by:
• each person who we know beneficially owns more than 5% of the common stock;
• each member of our Board of Directors;
• each of our Named Executive Officers; and
• all of the directors and executive officers as a group.

Unless otherwise indicated, (1) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (2) the address for the persons named in the table is c/o Audible, Inc., 65 Willowbrook Boulevard, Wayne, New Jersey 07470.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding (1)
Apax Managers, Inc.(2) 445 Park Avenue, 11th Floor New York, NY 10022	5,897,934	23.7%

AXA Financial, Inc. (3) 1290 Avenue of the Americas New York, New York 10104	4,285,688	17.5%

Random House, Inc. (4) Random House Ventures L.L.C. Bertelsmann Multimedia, Inc. 1540 Broadway New York, NY 10036	1,380,029	5.6%

Barclays Global Investors, NA (5) 45 Fremont Street San Francisco, CA 94105	1,522,316	6.2%

Donald R. Katz (6)	804,697	3.2%

Andrew P. Kaplan (7)	306,986	1.2%

Gary L. Ginsberg (8)	36,583	*

Johannes Mohn (8)	39,916	*

Alan J. Patricof (8)	39,500	*

Richard Sarnoff (8)	39,916	*

William H. Washecka (8)	38,000	*

Oren Zeev (8)	39,500	*

Glenn M. Rogers(9)	12,389	*

All Named Executive Officers and Directors as a Group (9 person) (10)	1,357,487	5.3%

(1)
As of March 31, 2006, we had outstanding 24,517,015 shares of common stock. Unless otherwise noted, the persons named in this table have sole voting power with respect to all shares of common stock. In compliance with the SEC rules, for purposes of calculating the percentage of common stock outstanding, any securities not outstanding which are subject to options, warrants, restricted stock units or conversion privileges, are deemed outstanding for the purposes of computing the percentage of the outstanding securities owned by such person but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Share ownership in each case includes shares issuable upon exercise of outstanding options, warrants and restricted stock units that are exercisable within 60 days of March 31, 2006.

(2)
The number of shares beneficially owned is based on the information contained in that certain Amendment to Schedule 13D that was filed with the SEC on November 24, 2004, reporting beneficial ownership of securities of the company held by Apax Excelsior VI, L.P., Apax Excelsior V1-A; C.V., Apax Excelsior VI-B, C. V. and Patricof Private Investment Club III. L.P. (collectively, the “Excelsior VI Funds”), and includes 333,332 shares of common stock issuable upon exercise of warrants. As reported in the Schedule 13D, Apax Managers, Inc. is the general partner of certain entities, including Apex Excelsior VI Partners, L.P. Apex Excelsior VI Partners, L.P. is the general partner of certain private equity funds, including the Excelsior VI Funds. As reported in the Schedule 13D, Apex Managers, Inc. has the sole power to vote or direct the vote and to dispose or to direct the disposition of all shares of common stock deemed beneficially owned by it.

(3)	The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 14, 2006.
(4)
The number of shares beneficially owned is based on the information contained in that certain Amendment to Schedule 13D that was filed with the SEC on December 6, 2004. Includes 292,777 shares of common stock issuable upon exercise of warrants.

(5)	The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on January 26, 2006.
(6)	Includes 499,947 shares issuable upon exercise of options and restricted stock units.
(7)	Includes 271,653 shares issuable upon exercise of options and restricted stock units.
(8)	Represents shares issuable upon exercise of options.
(9)	Represents shares issuable upon exercise of options and restricted stock units.
(10)	Includes 1,017,404 shares issuable upon exercise of options and restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Apax Managers, Inc. and Bertelsmann A.G. In August 2003, funds managed by Apax Managers, Inc. and entities affiliated with Bertelsmann A.G. purchased shares of our Series C convertible preferred stock for an aggregate purchase price of $6,000,000. In December 2003, all of the shares of Series C convertible preferred stock purchased by these funds and entities were automatically converted to shares of our common stock in accordance with the terms of the stock based on the price and trading volume of our common stock during the 60 day period prior to conversion.

Apax Managers, Inc. and Random House, Inc. In February 2004, all of the shares of Series A convertible preferred stock owned by Apax Managers, Inc. and Series B convertible preferred stock owned by Random House, Inc. were converted to shares of our common stock. As an inducement to early conversion of the Series A convertible preferred stock, which carried a 12% coupon through August 2007, we granted to Apax 766,666 shares of our common stock over dividend shares then due and warrants to purchase 333,333 shares of our common stock at the price of $21.00 per share.

As a result of these conversions, we no longer have any preferred stock outstanding.

Apax Managers, Inc. beneficially owns, in the aggregate, more than 5% of our common stock. Alan J. Patricof founded Apax and Oren Zeev is a partner at Apax.

Random House, Inc. Random House is a major audio book publisher which licenses audio content to Audible for resale to its customers. Payments to Random House under these license agreements exceeded 5% of our revenue in 2005. Entities affiliated with Bertelsmann A.G., including Random House, Inc. and Random House Ventures LLC, together own more than 5% of our outstanding common stock. Johannes Mohn is an executive at Bertelsmann A. G. Richard Sarnoff is an employee at Random House.

On August 30, 2004, Audible Inc., Verlagsgruppe Random House GmbH, and Holtzbrinck networXs AG entered into a joint venture agreement to form Audible GmbH, or Audible Germany. Audible Germany has the exclusive rights to operate a German language Audible Web site. Under the joint venture, Random House and Holtzbrinck each contributed approximately $16,000 in exchange for each receiving a 24.5% interest in Audible Germany. We contributed approximately $34,000 in exchange for a 51% interest in Audible Germany. Following initial formation, Random House and Holtzbrinck were obligated to provide additional financing of approximately $1,490,000 each in certain installments subject to Audible Germany meeting certain milestones. In the event of liquidation of Audible Germany, this additional financing by Random House and HoItzbrinck, which accrues interest at 8% per annum, is senior in right of payment to our investment. We may, but we are not obligated to, contribute additional capital to the entity. Pursuant to a license agreement, beginning in September 2004, Audible Germany is required to pay us $30,000 per month for thirty months subject to certain conditions. The agreement also requires Audible Germany to pay us a royalty ranging from 0.5% to 3% of Audible Germany’s revenue up to an annual royalty cap of the U.S. dollar equivalent of €l.5 million, subject to Audible Germany achieving certain operating margins. Audible Germany is a related party to Audible.

On September 15, 2004, Audible Inc., France Loisirs S.A.S. and Audio Direct S.A.S., a wholly-owned subsidiary of France Loisirs entered into a 24-month service and license agreement, whereby, France Loisirs launched a French language spoken word audio service through Audio Direct. Under the agreement, we provide intellectual property and substantially the entire technological infrastructure for the operation of the service. In return, France Loisirs is required to pay us a total of $1,000,000 over the term of the agreement. Commencing the first fiscal year after the business achieves positive net income, we will receive a royalty of 5% of the business’s net paid revenue. Net paid revenue means net revenues for digital spoken word content after the deduction of taxes but excluding certain hardware revenue. The 5% royalty will apply until the business’s net paid revenue exceeds €20 million. Once net paid revenue exceeds €20 million, we will receive a flat fee of €1 million. If net paid revenue exceeds €33.3 million, we will receive a royalty payment of € l million, plus 3% of net paid revenue in excess of €33.3 million. An additional royalty is payable equal to one-half of the distributable pre-tax profits of the business. France Loisirs is a related party to Audible.

PERFORMANCE GRAPH

The following graph shows the comparison of cumulative total return on our common stock, based on the market price of our common stock assuming reinvestment of dividends with a comparable return of the JP Morgan H & Q Internet 100 Index. The RDG Internet Composite Index and the Nasdaq Stock Market Index, for the period beginning December 31, 2000 through December 31, 2005.*

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

KPMG LLP has served as our independent registered public accounting firm since September 1996 and has been selected by our Audit Committee and Board of Directors as our independent registered public accounting firm for the year ending December 31, 2006. If ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, our audit committee and Board of Directors will review its future selection of auditors.

We expect representatives of KPMG LLP to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audits of our consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, the audits of internal control over financial reporting including our assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 and 2004, a foreign statutory audit for 2005 and reviews of our interim financial statements included in our Forms l0-Q for the fiscal years 2005 and 2004 were $1,500,000 and $510,500, respectively.

Audit Related Fees. The aggregate fees billed by KPMG LLP for audit-related services during the fiscal years ended December 31, 2005 and 2004 were $135,000 and $300,020, respectively.

Tax Fees. The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2005 and 2004 were none and $11,325, respectively.

All Other Fees. There were no other audit-related fees or other services rendered by KPMG LLP during the fiscal years ended December 31, 2005 and 2004.

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to the company. The policy requires that all services to be performed by KPMG LLP, the company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more members, provided that any pre-approval decisions are reported to the Audit Committee at its next meeting. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. For 2005, all audit and permissible non-audit services provided by KPMG LLP were approved in advance by the Audit Committee.

Required Vote

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote. Abstention will have the practical effect of a vote against this proposal. Broker no-votes are not treated as a “vote” for or against this proposal and this will not have any impact on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the company at the address appearing on the first page of this proxy statement no later than December 28, 2006.

Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than sixty days and not more than ninety days before the anniversary of the prior years’ meeting. A stockholder must submit a matter to be raised at our 2007 annual meeting of stockholders on or after February 19, 2007, but not later than, March 23, 2007. The written notice should be sent to our corporate secretary, Nancy A. Spangler, c/o DLA Piper Rudnick Gray Cary LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all required reports during 2005 in a timely fashion.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, New Jersey 07470-7056

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Donald R. Katz, Andrew P. Kaplan and Nancy A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Audible, lnc. held of record by the undersigned on April 27, 2006 at the Annual Meeting of Stockholders to he held on June 16, 2006 at 10:00 a.m. local time, at the offices of the company, 65 Willowbrook Boulevard, Wayne, New Jersey 07470 and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Exhibit A
AUDIBLE, INC.
AUDIT COMMITTEE
CHARTER
(Revised November 1, 2005)

    The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Audible, Inc. (the “Corporation”) will have the oversight responsibility, authority and duties described in this Charter.

Purpose
    The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Corporation’s consolidated financial statements and other financial information provided by the Corporation to its stockholders, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the Corporation’s relationship with their independent registered public accounting firm, including their engagement, performance, qualifications and independence, (4) the performance of the Corporation’s internal audit function, internal controls and disclosure controls and (5) the preparation of the internal control report required by the Securities and Exchange Commission The Committee shall prepare the report of the Committee included in the Corporation’s annual proxy statement as required by the Securities and Exchange Commission (the “SEC”). In addition, the Committee provides an avenue for communication between the independent registered public accounting firm, financial management and the Board. The Committee’s responsibility is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s consolidated financial statements and that the independent registered public accounting firm is responsible for auditing those consolidated financial statements. The independent registered public accounting firm is ultimately accountable to the Committee and the Board for such registered public accounting firms audit of the consolidated financial statements of the Corporation.

Composition of the Committee
    The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities and Exchange Act of 1934, and the rules and regulations of the SEC. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. All members shall have a working familiarity with basic finance and accounting practices. The Board shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings
The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under “Duties and Powers” below, the Committee shall meet at least annually with the chief financial officer and other such members of management as deemed appropriate to the Committee and the independent registered public accounting firm to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee shall meet in executive session at least twice a year. Such session can occur with or without the presence of the independent registered public accounting firm or corporate officers.

Duties and Powers
    The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Registered Public Accounting Firm
1. Appoint, determine funding for and oversee the Corporation’s independent registered public accounting firm. Review the performance and audit fee arrangements of the independent registered public accounting firm at least annually.

2. Review and provide prior approval of the engagement of the Corporation’s independent registered public accounting firm to perform audit and non-audit services subject to de minimus exceptions for other than audit review, or attest services that are approved by the Committee prior to the completion of the audit. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review and approval.

3. Ensure that the independent registered public accounting firm prepare and deliver at least annually a formal written statement delineating all relationships between the independent registered public accounting firm and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

4. Discuss with the independent registered public accounting firm any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and recommend that the Board take appropriate action in response to the independent registered public accounting firm’ report to satisfy itself of the independent registered public accounting firm’s independence.

5. Obtain and review at least annually a report by the independent registered public accounting firm describing: (a) the accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the accounting firm and (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the accounting firm and any steps taken to deal with any such issues.

6. Obtain from the independent registered public accounting firm assurance that their audit of the Corporation’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

7. Confirm that the Corporation’s independent registered public accounting firm have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Corporation’s audit.

8. When and as required by applicable law, obtain and review at least annually an attestation to and a report from the Corporation’s independent registered public accounting firm regarding management’s assessment of the effectiveness of the Corporation’s internal controls and procedures for financial reporting to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

9. Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent registered public accounting firm a report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; (c) other material written communications between the independent registered public accounting firm and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to the attention of the independent registered public accounting firm in the course of their audit.

10. Establish and monitor enforcement of hiring policies for employees and former employees of the independent registered public accounting firm.

Financial Statements, Controls and Reports
11. Obtain and review an annual report from management relating to the accounting principles, policies, issues and practices involved in the preparation of the Corporation’s consolidated financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

12.  a. When and as required by applicable law, obtain and review, at least annually, management’s statement of responsibility for establishing and maintaining adequate internal controls and procedures for financial reporting and an assessment of the effectiveness of such internal controls and procedures for financial reporting based on management’s evaluation of those controls and procedures as of the end of the most recent fiscal year, to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.
    b. Obtain and review, at least annually, management’s statement of responsibility for establishing and maintaining adequate disclosure controls and an assessment of the effectiveness of such disclosure controls based on management’s evaluation of those controls as of the end of the most recent fiscal year, to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

13. Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

14. Periodically discuss with the independent registered public accounting firm, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Corporation’s consolidated financial statements.

15. Meet periodically with management and/or the independent registered public accounting firm to:
•	review the annual audit plans of the independent registered public accounting firm;
•
discuss the annual consolidated financial statements prior to the filing of the Corporation’s Annual Report on Form 10-K and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein;

•	discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements;
•	understand the significant judgments made and alternatives considered in the Corporation’s financial reporting, including the appropriateness of the alternatives ultimately chosen;
•
discuss and approve, if applicable, the appropriateness of, and significant proposed or contemplated changes to, the Corporation’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans;

•
review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons;

•	discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks;
•
review with the Corporation’s counsel any legal matters that could have a significant impact on the Corporation’s consolidated financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

•	review with the independent registered public accounting firm any material audit problems, disagreements or difficulties and responses by management;
•
review any material correcting adjustments to the annual or quarterly consolidated financial statements identified by the independent registered public accounting firm; and review with the independent registered public accounting firm and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

16. Review with the Manager of Internal Audit, the Internal Audit Charter, plans, activities and findings of the internal audit function.
•	Ensure there are no unjustified restrictions or limitations on internal audit activities.
•	On a regular basis, meet separately with the Manager of Internal Audit to discuss any matters that the committee or internal audit believes should be discussed privately.

17. Review the Corporation’s quarterly consolidated financial statements with management and the independent registered public accounting firm prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein, and review with the independent registered public accounting firm any items identified by them for discussion with the Committee. Review with management its quarterly evaluation of the effectiveness of the design and operation of the Corporation’s internal controls and procedures for financial reporting as well as its disclosure controls and procedures. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

18. Review and discuss with management and the independent registered public accounting firm Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of such filings. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

19. Review and discuss with management the financial information in the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

Reporting and Recommendations
20. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

21. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

22. Maintain minutes or other records of meetings and activities of the Committee.

23. Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities
24. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors and determine funding for such advisors.

25. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters.

26. Review and approve (i) any change in or waiver to the Corporation’s code of ethics and business conduct, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

27. Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters and the treatment of such submissions.

28. Review and provide prior approval of all transactions or arrangements between the Corporation and any of its directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

29. Take such other actions as the Committee or the Board Directors may deem necessary or appropriate.

30. Review the Committee’s performance of the foregoing duties on at least an annual basis.

Resources and Authority
    The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage an independent registered public accounting firm for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Annual Review
    The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures
Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least two-thirds (2/3) of the members of the Committee.

DETACH HERE

☒ Please mark holes as in this example.

1.	Election of two Directors to serve until 2009. Nominees: (01) Gary L. Ginsberg and (02) Johannes Mohn.

FOR AGAINST ABSTAIN

Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

2.	Ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature of Shareholder
, 2006
Date

Signature if held jointly